99.B(a)(47)

ING EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: December 7, 2009

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Sections 5.11(f) and 5.13 and Article VIII, Sections 8.2 and 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Establishment and Designation of Series and Classes to abolish Class Q shares of ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund), ING MidCap Opportunities Fund (formerly, Pilgrim MidCap Opportunities Fund), ING Real Estate Fund, and ING SmallCap Opportunities Fund, as follows:

A.            Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes, dated July 10, 2002, as amended January 26, 2009 and September 30, 2009, is hereby further amended as follows:

1.               The Classes of the Fund shall be designated as follows:

ING Growth Opportunities Fund

ING Growth Opportunities Fund Class A;

ING Growth Opportunities Fund Class B;

ING Growth Opportunities Fund Class C;

ING Growth Opportunities Fund Class I; and

ING Growth Opportunities Fund Class W

B.            Paragraph 1 of the Establishment of Series and Classes, dated July 29, 1998, as amended November 1, 1999, November 16, 1999, February 20, 2002, May 30, 2008 and June 1, 2009, is hereby further amended as follows:

1.                                       The Fund shall be designated ING MidCap Opportunities Fund.  The Classes thereof shall be designated as follows:  ING MidCap Opportunities Fund Class A, ING MidCap Opportunities Fund Class B, ING MidCap Opportunities Fund Class C, ING MidCap Opportunities Fund Class I, ING MidCap Opportunities Fund Class O and ING MidCap Opportunities Fund Class W.

C.            Paragraph 1 of the Establishment and Designation of Series and Classes, dated July 11, 2002, as amended June 15, 2004 and November 19, 2007, is hereby further amended as follows:

1.             The Fund shall be designated ING Real Estate Fund.  The Classes thereof shall be designated as follows:  ING Real Estate Fund Class A, ING Real Estate Fund Class B, ING Real Estate Fund Class C, ING Real Estate Fund Class I, ING Real Estate Fund Class O and ING Real Estate Fund Class W.

D.            Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes, dated July 10, 2002, as amended November 19, 2007, with respect to ING SmallCap Opportunities Fund, is hereby further amended as follows:

1.               The Classes of the Fund shall be designated as follows:

ING SmallCap Opportunities Fund:

ING SmallCap Opportunities Fund Class A;

ING SmallCap Opportunities Fund Class B;

ING SmallCap Opportunities Fund Class C;

ING SmallCap Opportunities Fund Class I;

ING SmallCap Opportunities Fund Class T; and

ING SmallCap Opportunities Fund Class W

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IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes this 13th day of October, 2009.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee